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As filed with the Securities and Exchange Commission on October 22, 2012.
Subject to Amendment.
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Registration No. 333-183528

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________

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AMENDMENT NO. 2
TO
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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________________________

Mississippi Power Company (Exact name of registrant as specified in its charter)	Mississippi (State or other jurisdiction of incorporation or organization)	64-0205820 (I.R.S. Employer Identification No.)

2992 West Beach Boulevard
Gulfport, Mississippi 39501
(228) 864-1211
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________________________________________

VICKI L. PIERCE
Corporate Secretary
Mississippi Power Company
2992 West Beach Boulevard
Gulfport, Mississippi 39501
(228) 864-1211
(Name, address, including zip code, and telephone number, including area code, of agent for service of registrant)
_______________________________________________________

The Commission is requested to mail signed copies of all orders, notices and communications to:

ART P. BEATTIE Executive Vice President and Chief Financial Officer THE SOUTHERN COMPANY 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	MELISSA K. CAEN Vice President, Associate General Counsel and Corporate Secretary SOUTHERN COMPANY SERVICES, INC. 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	ERIC A. KOONTZ TROUTMAN SANDERS LLP 600 Peachtree Street, N.E. Suite 5200 Atlanta, Georgia 30308-2216
_______________________________________________________

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
_______________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(1)
Mississippi Power Company Senior Notes
Mississippi Power Company Junior Subordinated Notes
Mississippi Power Company Preferred Stock, Cumulative, Par Value $100 Per Share
Depositary Preferred Shares, each representing one-fourth of a share of Preferred Stock
Total	$1,600,000,000	100%	$1,600,000,000	$183,360(4)

(1)
There are being registered hereunder such presently indeterminate number of shares of Preferred Stock and Depositary Preferred Shares and such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes of Mississippi Power Company with an aggregate initial offering price not to exceed $1,600,000,000. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)	Exclusive of accrued interest and distributions, if any.

(4)	Previously paid.

_______________________________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE
This Pre-Effective Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-3, as amended (Registration No. 333-183528) (the “Registration Statement”), of Mississippi Power Company is being filed solely to file as Exhibit 23.1 to the Registration Statement the recently dated consent to the incorporation into the Registration Statement of Deloitte & Touche LLP’s report dated February 24, 2012. This Amendment does not modify any other part of the Registration Statement.
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Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

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SUBJECT TO COMPLETION, DATED OCTOBER 22, 2012
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PROSPECTUS

$1,600,000,000

Mississippi Power Company

Preferred Stock
Cumulative, Par Value $100 Per Share

Depositary Preferred Shares,
each representing one-fourth of a share of Preferred Stock

Senior Notes

Junior Subordinated Notes

We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest.

See “Risk Factors” on page 2 for information on certain risks related to the purchase of securities offered by this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

, 2012

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “1933 Act”). Under the shelf process, Mississippi Power Company (the “Company”) may sell, in one or more transactions,

•	shares of preferred stock (the “new Stock”),

•	depositary preferred shares (the “Depositary Shares”),

•	senior notes (the “Senior Notes”), or

•	junior subordinated notes (the “Junior Subordinated Notes”)

in one or more offerings up to a total dollar amount of $1,600,000,000. This Prospectus provides a general description of those securities. Each time the Company sells securities, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering (“Prospectus Supplement”). The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with the additional information under the heading “Available Information.”

RISK FACTORS

Investing in the Company’s securities involves risk. Please see the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, along with the disclosure related to risk factors contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, which are incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus. The risks and uncertainties described are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business operations, its financial results and the value of its securities.

AVAILABLE INFORMATION

The Company has filed with the Commission a registration statement on Form S-3 (the “Registration Statement,” which term encompasses any amendments to the Registration Statement and exhibits to the Registration Statement) under the 1933 Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, to which reference is made.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance with the 1934 Act files reports, information statements and other information with the Commission. Such reports and other information can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov. In addition, reports and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Certain of the Company’s outstanding securities are listed on the New York Stock Exchange.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated by reference in this Prospectus and made a part of this Prospectus:

(a)  the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(b)  the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012; and

(c)  the Company’s Current Reports on Form 8-K dated March 5, 2012, March 15, 2012, April 24, 2012, May 16, 2012 and August 13, 2012.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement and subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and made a part of this Prospectus from the date of filing of such documents; provided, however, that the Company is not incorporating any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated by reference in this Prospectus (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference in this Prospectus). Such requests should be directed to Vicki L. Pierce, Corporate Secretary, Mississippi Power Company, 2992 West Beach Boulevard, Gulfport, Mississippi 39501, telephone: (228) 864-1211.

MISSISSIPPI POWER COMPANY

The Company was incorporated under the laws of the State of Mississippi on July 12, 1972, was admitted to do business in Alabama on November 28, 1972 and, effective December 21, 1972, by the merger into it of the predecessor Mississippi Power Company, succeeded to the business and properties of the latter company. The predecessor Mississippi Power Company was incorporated under the laws of the State of Maine on November 24, 1924, and was admitted to do business in Mississippi on December 23, 1924 and in Alabama on December 7, 1962. The Company has its principal office at 2992 West Beach Boulevard, Gulfport, Mississippi 39501, telephone number (228) 864-1211. The Company is a wholly owned subsidiary of The Southern Company.

The Company is engaged in the generation and purchase of electricity and the transmission, distribution and sale of such electricity within 23 counties of southeastern Mississippi, at retail in 123 communities (including Biloxi, Gulfport, Hattiesburg, Laurel, Meridian and Pascagoula), as well as in rural areas, and at wholesale to one municipality, six rural electric distribution cooperative associations and one generating and transmitting cooperative.

SELECTED INFOMATION

The following material, which is presented in this Prospectus solely to furnish limited introductory information regarding the Company, has been selected from, or is based upon, the detailed information and financial statements appearing in the documents incorporated in this Prospectus by reference or elsewhere in this Prospectus, is qualified in its entirety by reference to those documents and, therefore, should be read together with those documents.

Mississippi Power Company

Business	Generation, transmission, distribution and sale of electric energy
Service Area	Approximately 1,200 square miles in the 23 counties of southeastern Mississippi, containing an aggregate area of approximately 11,500 square miles
Customers at December 31, 2011	185,676
Generating Capacity at December 31, 2011 (kilowatts)	3,155,976
Sources of Generation during 2011 (kilowatt-hours)	Coal (40%), Gas (60%)

Certain Ratios

The following table sets forth the Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis) for the periods indicated.

	Year Ended December 31,					Six Months Ended June 30, 2012(1)
	2007	2008	2009	2010	2011
Ratio of Earnings to Fixed Charges(2)	3.83	3.76	3.57	3.32	3.43	3.33
Ratio of Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis)(3)	3.63	3.57	3.40	3.17	3.29	3.22
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(1)	Due to seasonal variations in the demand for energy, operating results for the six months ended June 30, 2012 do not necessarily indicate operating results for the entire year.

(2)
This ratio is computed as follows: (i) “Earnings” have been calculated by adding to “Earnings Before Income Taxes” “Interest expense, net of amounts capitalized,” the interest component of rental expense and the debt portion of allowance for funds used during construction and (ii) “Fixed Charges” consist of interest expense and capitalized interest, the interest component of rental expense and the debt portion of allowance for funds used during construction.

(3)	In computing this ratio, “Preferred Dividend Requirements” represent the before tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.

USE OF PROCEEDS

Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Company from the sale of the new Stock, the Depositary Shares, the Senior Notes or the Junior Subordinated Notes will be used in connection with its ongoing construction program, to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes.

DESCRIPTION OF THE NEW STOCK

Set forth below is a description of the general terms of the new Stock. The statements in this Prospectus concerning the new Stock are an outline and do not purport to be complete. Such statements make use of defined terms and are qualified in their entirety by express reference to the cited provisions of the articles of incorporation of the Company, as amended (the “articles”), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part or incorporated by reference in the Registration Statement. The general provisions which apply to the preferred stock of the Company of all classes, which are now or may later be authorized or created, are set forth in the articles.

General

The new Stock is to be established by resolutions of the Board of Directors of the Company (the “Resolutions”), a copy of which is an exhibit to the Registration Statement (or incorporated by reference in the Registration Statement) to which reference is made.

As of June 30, 2012, the Company had 1,244,139 authorized shares of Preferred Stock, of which 334,210 shares of Preferred Stock were outstanding (300,000 of which relate to outstanding Depositary Shares). The Preferred Stock has a par value of $100 per share. Each share of Preferred Stock shall have the relative voting rights described in “Voting Rights” below.

The new Stock will not be subject to further calls or to assessment by the Company.

Any proposed listing of the new Stock on a securities exchange will be described in the applicable Prospectus Supplement.

Transfer Agent and Registrar

The transfer agent for each series of the new Stock will be named in the applicable Prospectus Supplement. Such transfer agent will also serve as the registrar.

Dividend Rights and Provisions

The holders of the Preferred Stock of each series are entitled to receive cumulative dividends, payable when and as declared by the Board of Directors, at the rate per annum determined for the respective series, before any dividends may be declared or paid on the Company’s Common Stock (the “Common Stock”). Dividends on the Preferred Stock must have been or be contemporaneously declared and set apart for payment, or paid, on the Preferred Stock of all series for all dividend periods terminating on the same or on an earlier date.

The applicable Prospectus Supplement will set forth the dividend rate provisions of the new Stock, including the payment dates and the rate or rates, or the method of determining the rate or rates (which may involve periodic dividend rate settings through remarketing or auction procedures or pursuant to one or more formulae, as described in the applicable Prospectus Supplement). Dividends on the new Stock will be cumulative from the date of original issue.

Redemption Provisions

The redemption provisions applicable to the new Stock will be described in the applicable Prospectus Supplement.

The articles provide that so long as any shares of the Preferred Stock originally issued after January 2, 1973, or originally issued in exchange for shares of Preferred Stock originally issued after December 31, 1955, are outstanding, the Company shall not redeem, purchase or otherwise acquire any shares of the Preferred Stock, if, at the time of such redemption, purchase or other acquisition, dividends payable on the Preferred Stock of any series shall be in default in whole or in part, unless, prior to or concurrently with such redemption, purchase or other acquisition, all such defaults shall be cured or unless such action has been ordered, approved or permitted by the Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935, as amended.

Voting Rights

At the election of directors at each annual meeting of the shareholders, the holders of the Preferred Stock shall have full voting rights with the holders of the Common Stock, all voting together as a single class. Each share of Preferred Stock will have one-half vote and each share of Common Stock will have one vote. On all other matters, except as otherwise provided by law or in the articles, the exclusive right to vote is vested in the holders of the Common Stock; provided, however, that, if and so long as four quarterly dividends payable on the Preferred Stock of any series shall be in default, the holders of the Preferred Stock of all series shall have the exclusive right, voting separately and as a single class, to elect the smallest number of directors which shall constitute a majority of the then authorized number of directors and one vote per share on all other matters.

Cumulative voting is permitted at all elections of directors.

Under the articles, the affirmative vote of the holders of 66 2/3% of the outstanding shares of Preferred Stock is required for—

(a) the issue (within 180 days after such vote) of any kind of stock preferred as to dividends or assets over the Preferred Stock or any security convertible into any such kind of stock or the creation of any kind of stock preferred as to dividends or assets over the Preferred Stock or a change in any of the rights and preferences of the outstanding Preferred Stock in any manner so as to affect adversely the holders of Preferred Stock; or

(b) the issue of shares of Preferred Stock if the total number of shares of Preferred Stock to be outstanding would exceed 244,139, or the issue of any senior or equally ranking stock, or the reissue of any shares of Preferred Stock or of any senior or equally ranking stock which have been redeemed, purchased or otherwise acquired by the Company, unless (i) net income available for dividends for a period of twelve consecutive calendar months within the fifteen preceding calendar months is at least equal to two times the annual dividend requirements on all shares of Preferred Stock and senior or equally ranking stock to be outstanding; (ii) gross income available for interest for a period of twelve consecutive calendar months within the fifteen preceding calendar months is at least equal to 1 1/2 times the aggregate of annual interest requirements and annual dividend requirements on all shares of Preferred Stock and senior or equally ranking stock to be outstanding; and (iii) the aggregate of Common Stock capital and surplus is not less than the aggregate amount payable upon involuntary liquidation on all shares of Preferred Stock and senior or equally ranking stock to be outstanding.

Liquidation Rights

Upon voluntary or involuntary liquidation, the holders of the Preferred Stock of each series, without preference among series, are entitled to receive the amount specified to be payable on the shares of such series (which, in the case of the new Stock, is $100 per share on involuntary liquidation or an amount equivalent to the then current redemption price per share on voluntary liquidation, plus accrued dividends in each case) before any distribution of assets may be made to the holders of the Common Stock. Available assets, if insufficient to pay such amounts to the holders of the Preferred Stock, are to be distributed pro rata to the payment, first of $100 per share, second of accrued dividends and third of any premium.

Sinking Fund

The terms and conditions of a sinking or purchase fund, if any, for the benefit of the holders of the new Stock will be set forth in the applicable Prospectus Supplement.

Other Rights

The holders of the new Stock do not have any pre-emptive or conversion rights, except as otherwise described in the applicable Prospectus Supplement.

DESCRIPTION OF THE DEPOSITARY SHARES

Set forth below is a description of the general terms of the Depositary Shares. The statements in this Prospectus concerning the Depositary Shares and the Deposit Agreement (as defined below) are an outline and do not purport to be complete. Such statements make use of defined terms and are qualified in their entirety by express reference to the Deposit Agreement (which contains the form of Depositary Receipt (as defined below)), a form of which is an exhibit to the Registration Statement of which this Prospectus forms a part or incorporated by reference to the Registration Statement.

General

The Company may, at its option, elect to offer Depositary Shares, each of which represents one-fourth of a share of new Stock. The Depositary Shares will be deposited under a Deposit Agreement, to be dated as of the first day of the calendar month during which the Depositary Shares are issued (the “Deposit Agreement”), among the Company, the Depositary named in the Deposit Agreement (the “Depositary”) and all holders from time to time of the depositary receipts (the “Depositary Receipts”) issued under the Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the new Stock (including dividend, voting and liquidation rights) and subject, proportionately, to all of the limitations of the new Stock contained in the articles summarized under “Description of the New Stock” in this Prospectus. The Depositary Shares are evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

Any proposed listing of the Depositary Shares on a securities exchange will be described in the applicable Prospectus Supplement.

Issuance of Depositary Receipts

Immediately following the issuance of the new Stock, the Company will deposit the new Stock with the Depositary, which will then execute and deliver the Depositary Receipts to the Company. The Company will, in turn, deliver the Depositary Receipts to the underwriters or purchasers. Depositary Receipts will be issued evidencing only whole Depositary Shares.

Withdrawal of New Stock

Upon surrender of Depositary Receipts at the corporate trust office of the Depositary, the owner of the Depositary Shares evidenced by such Depositary Receipts is entitled to delivery at such office of certificates evidencing the number of shares of new Stock (but only in whole shares of new Stock) represented by such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of whole shares of new Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Company does not expect that there will be any public trading market for the new Stock, except as represented by the Depositary Shares.

Redemption of Depositary Shares

The Depositary Shares will be redeemed, upon not less than 15 nor more than 60 days’ notice, using the cash proceeds received by the Depositary resulting from the redemption, in whole or in part, at the Company’s option, but subject to the applicable terms and conditions, of shares of new Stock held by the Depositary. The redemption price per Depositary Share will be equal to one-fourth of the redemption price per share applicable to the new Stock. Whenever the Company redeems shares of the new Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of new Stock so redeemed. If less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be) or by lot or by such other equitable method as the Depositary may determine. See “Description of the New Stock—Redemption Provisions” in this Prospectus.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of new Stock to the record holders of Depositary Receipts in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Receipts entitled to such property, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes or otherwise required pursuant to law, regulation or court process.

Record Date

Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the new Stock or (ii) the Depositary shall receive notice of any meeting at which holders of new Stock are entitled to vote or of which holders of new Stock are entitled to notice, the Depositary shall in each such instance fix a record date (which shall be the record date fixed by the Company with respect to the new Stock) for the determination of the holders of Depositary Receipts who shall be entitled to (y) receive such dividend, distribution, rights, preferences or privileges or the net proceeds of such sale or (z) give instructions for the exercise of voting rights at such meeting or receive notice of such meeting.

Voting New Stock

Upon receipt of notice of any meeting at which the holders of new Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Receipts. The record holders of Depositary Receipts on the record date (which will be the same date as the record date for the new Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of new Stock represented by their respective Depositary Receipts. The Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of new Stock represented by such Depositary Receipts in accordance with such instructions, and the Company has agreed to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting the new Stock to the extent it does not receive specific instructions from the holders of the Depositary Receipts.

Amendment and Termination of Deposit Agreement

The form of the Depositary Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended or modified in any respect by agreement between the Company and the Depositary. Any amendment which imposes any fees or charges (other than taxes, fees and charges provided for in the Deposit Agreement) on the holders of Depositary Receipts, or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not become effective as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Depositary Receipts. Every holder of an outstanding Depositary Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended. In no event may any amendment impair the right of the holder of any Depositary Receipt, subject to the conditions of the Deposit Agreement, to surrender such Depositary Receipt and receive the new Stock represented by such Depositary Receipt, except in order to comply with mandatory provisions of applicable law.

Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Depositary will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders of Depositary Receipts and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except that the Depositary will continue to collect dividends and other distributions pertaining to the new Stock and deliver new Stock together with such dividends and distributions and the net proceeds of any sale of any rights, preferences, privileges or other property in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the new Stock then held by it at public or private sale at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it, without liability for interest, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered. Any such moneys unclaimed by the holders of Depositary Receipts more than two years from the date of termination of the Deposit Agreement will, upon request of the Company, be paid to it, and after such payment, the holders of Depositary Receipts entitled to the funds so paid to the Company shall look only to the Company for payment without interest. The Company does not intend to terminate the Deposit Agreement or to permit the resignation of the Depositary without appointing a successor depositary.

Charges of Depositary

The Company will pay all charges of the Depositary including charges for the initial deposit of the new Stock and delivery of Depositary Receipts and withdrawals of new Stock by the holders of Depositary Receipts, except for taxes (including transfer taxes, if any) and such charges as are expressly provided in the Deposit Agreement to be at the expense of the persons depositing new Stock or holders of Depositary Receipts.

Miscellaneous

The Depositary will make available for inspection by holders of Depositary Receipts at its corporate trust office any reports and communications received from the Company which are made generally available to the holders of new Stock by the Company.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Depositary and the Company under the Deposit Agreement are limited to performance in good faith of their duties under the Deposit Agreement, and they are not obligated to prosecute or defend any legal proceeding in respect of the new Stock, the Depositary Receipts or the Depositary Shares unless satisfactory indemnity is furnished. The Depositary and the Company may rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

The Depositary may at any time resign or be removed by the Company, effective upon the acceptance by its successor of its appointment.

DESCRIPTION OF THE SENIOR NOTES

Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture, dated as of May 1, 1998, between the Company and Wells Fargo Bank, National Association, successor to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as successor trustee (the “Senior Note Indenture Trustee”), as to be supplemented by a supplemental indenture to the Senior Note Indenture establishing the Senior Notes of each series (the Senior Note Indenture, as so supplemented, is referred to as the “Senior Note Indenture”), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the Trust Indenture Act of 1939, as amended (the “1939 Act”). Certain capitalized terms used in this Prospectus and not defined in this Prospectus are defined in the Senior Note Indenture.

General

The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank equally with all other unsecured and unsubordinated debt of the Company. The Senior Notes will be effectively subordinated to all existing and future secured debt of the Company, aggregating approximately $270,000,000 outstanding at June 30, 2012. The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued under the Senior Note Indenture and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture. The Senior Note Indenture gives the Company the ability to reopen a previous issue of Senior Notes and issue additional Senior Notes of such series, unless otherwise provided.

Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered by such Prospectus Supplement: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any, on) and interest, if any, on such Senior Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes; (viii) the denominations in which such Senior Notes shall be issuable; (ix) if other than the principal amount of such Senior Notes, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity of such Senior Notes; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such Senior Notes; (xi) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xii) any other terms of such Senior Notes.

The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving the Company.

Events of Default

The Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the Senior Notes of such series:

(a)  failure for 10 days to pay interest on the Senior Notes of such series when due on an interest payment date other than at maturity or upon earlier redemption; or

(b)  failure to pay principal of, premium, if any, on or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or

(c)  failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or

(d)  failure to observe or perform any other covenant or warranty of the Company in the Senior Note Indenture (other than a covenant or warranty which has expressly been included in the Senior Note Indenture solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to the Company from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or

(e)  certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior Notes of such series may declare the principal amount of the Senior Notes due and payable immediately by notice in writing to the Company (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series, by written notice to the Company and the Senior Note Indenture Trustee, may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Senior Note of such series affected.

Registration and Transfer

The Company shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption or (ii) issue, register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or other electronic transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Note Indenture Trustee will act as Paying Agent with respect to the Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Senior Notes will from that time forward look only to the Company for payment of such principal and interest.

Modification

The Senior Note Indenture contains provisions permitting the Company and the Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series that is affected, to modify the Senior Note Indenture or the rights of the holders of the Senior Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Senior Note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount of any Senior Note or the rate of interest on any Senior Note or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest on any Senior Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Senior Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults under the Senior Note Indenture and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note that is affected.

In addition, the Company and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Senior Notes.

Consolidation, Merger and Sale

The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of (and premium, if any, on) and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Senior Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Information Concerning the Senior Note Indenture Trustee

The Senior Note Indenture Trustee, prior to an Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Senior Note Indenture Trustee. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Wells Fargo Bank, National Association, the Senior Note Indenture Trustee, may also serve as Subordinated Note Indenture Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with Wells Fargo Bank, National Association. Wells Fargo Bank, National Association also serves as trustee under other indentures pursuant to which securities of the Company and certain of its affiliates are outstanding.

Governing Law

The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

The Company will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties to the Senior Note Indenture and their respective successors and assigns.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

Set forth below is a description of the general terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture to be entered into between the Company and the trustee named in the Subordinated Note Indenture (the “Subordinated Note Indenture Trustee”), as to be supplemented by a supplemental indenture to the Subordinated Note Indenture establishing the Junior Subordinated Notes of each series (the Subordinated Note Indenture, as so supplemented, is referred to as the “Subordinated Note Indenture”), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used in this Prospectus and not defined in this Prospectus are defined in the Subordinated Note Indenture.

General

The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued under the Subordinated Note Indenture and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives the Company the ability to reopen a previous issue of Junior Subordinated Notes and issue additional Junior Subordinated Notes of such series, unless otherwise provided.

Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered by such Prospectus Supplement: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes; (iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any, on) and interest, if any, on such Junior Subordinated Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Notes; (viii) the denominations in which such Junior Subordinated Notes shall be issuable; (ix) if other than the principal amount of the Junior Subordinated Notes, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of acceleration of the maturity of such Junior Subordinated Notes; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes; (xi) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global Security; (xii) the right, if any, of the Company to extend the interest payment periods of such Junior Subordinated Notes; and (xiii) any other terms of such Junior Subordinated Notes.

The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Company.

Subordination

The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), premium, if any, on or interest on (including Additional Interest (as defined below)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the Senior Indebtedness. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.

The term “Senior Indebtedness” means, with respect to the Company, (i) any payment due in respect of indebtedness of the Company, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after the execution of the Subordinated Note Indenture (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company that, by their terms, are senior or senior subordinated debt securities including, without limitation, all such obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among the Company or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of June 30, 2012, Senior Indebtedness of the Company aggregated approximately $1,508,000,000.

Additional Interest

“Additional Interest” is defined in the Subordinated Note Indenture as any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

Certain Covenants

The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that, if at such time the Company shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, or if at such time an Event of Default under the Subordinated Note Indenture with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) the Company shall not make any payment of interest on, principal of or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank equally with or junior to the Junior Subordinated Notes. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock or (ii) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Events of Default

The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the Junior Subordinated Notes of such series:

(a)  failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest in respect of the Junior Subordinated Notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

(b)  failure to pay principal of, premium, if any, on or interest, including Additional Interest, on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or

(c)  failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

(d)  failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or

(e)  certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount of the Junior Subordinated Notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Note of such series affected.

Registration and Transfer

The Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption or (ii) issue, register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or other electronic transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Junior Subordinated Notes will from that time forward look only to the Company for payment of such principal and interest.

Modification

The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series that is affected, to modify the Subordinated Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount of any Junior Subordinated Note or the rate of interest (including Additional Interest) on any Junior Subordinated Note or any premium payable upon the redemption of any Junior Subordinated Note, or change the method of calculating the rate of interest on any Junior Subordinated Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Junior Subordinated Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note that is affected, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to such holder.

In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Junior Subordinated Notes.

Consolidation, Merger and Sale

The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of (and premium, if any, on) and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Information Concerning the Subordinated Note Indenture Trustee

The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Subordinated Note Indenture Trustee may serve as Senior Note Indenture Trustee. The Company and certain of its affiliates may maintain deposit accounts and banking relationships with the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee may serve as trustee under other indentures pursuant to which securities of the Company and certain of its affiliates are outstanding.

Governing Law

The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

PLAN OF DISTRIBUTION

The Company may sell the new Stock, the Depositary Shares, the Senior Notes and the Junior Subordinated Notes in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of new Stock, Depositary Shares, Senior Notes or Junior Subordinated Notes will set forth the terms of the offering of such new Stock, Depositary Shares, Senior Notes or Junior Subordinated Notes including the name or names of any underwriters or agents, the purchase price of such new Stock, Depositary Shares, Senior Notes or Junior Subordinated Notes and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such new Stock, Depositary Shares, Senior Notes or Junior Subordinated Notes may be listed.

If underwriters participate in the sale, such new Stock, Depositary Shares, Senior Notes or Junior Subordinated Notes will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of new Stock, Depositary Shares, Senior Notes or Junior Subordinated Notes will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of new Stock, Depositary Shares, Senior Notes or Junior Subordinated Notes, if any are purchased.

Underwriters and agents may be entitled under agreements entered into with the Company to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, the Company in the ordinary course of business, for which they may receive customary compensation.

Each series of new Stock, Depositary Shares, Senior Notes or Junior Subordinated Notes will be a new issue of securities and will have no established trading market. Any underwriters to whom new Stock, Depositary Shares, Senior Notes or Junior Subordinated Notes are sold for public offering and sale may make a market in such new Stock, Depositary Shares, Senior Notes or Junior Subordinated Notes, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The new Stock, the Depositary Shares, the Senior Notes or the Junior Subordinated Notes may or may not be listed on a national securities exchange.

LEGAL MATTERS

The validity of the new Stock and the Depositary Shares and certain matters relating to such securities will be passed upon on behalf of the Company by Balch & Bingham LLP, Gulfport, Mississippi, and the validity of the Senior Notes and the Junior Subordinated Notes and certain matters relating to such securities will be passed upon on behalf of the Company by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters will be passed upon for the underwriters by Hunton & Williams LLP, New York, New York. From time to time, Hunton & Williams LLP acts as counsel to affiliates of the Company for some matters.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by the Company are as follows:

Securities and Exchange Commission registration fee	$183,360
Fees and expenses of trustees and/or Transfer Agent and Registrar	30,000
Listing fees of New York Stock Exchange	65,300
Printing expenses	120,000
Rating Agency fees	358,000
Services of Southern Company Services, Inc.	120,000
Fees and expenses of counsel	420,000
Blue sky fees and expenses	30,000
Fees of accountants	350,000
Miscellaneous expenses	23,340
Total	$1,700,000
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*	Each Prospectus Supplement will reflect estimated expenses of the Company based upon the amount of the related offering.

Item 15.    Indemnification of Directors and Officers.

Section 79-4-8.51 of the Mississippi Business Corporation Act (the “Act”) gives a corporation the authority to indemnify an individual who was, is or is threatened to be made a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, because he is or was a director of the corporation against liability incurred in the proceeding if (1)(i) he conducted himself in good faith, (ii) he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. Said section also provides that unless ordered by a court, a corporation may not indemnify a director thereunder in connection with any proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct or in connection with a proceeding with respect to conduct for which the director was adjudged liable to the corporation on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. Section 79-4-8.52 of the Act provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 79-4-8.56 of the Act provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as to a director, and if he is an officer but not a director or is an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer, to such further extent as may be provided by the articles of incorporation, the by-laws, a resolution of the board of directors or contract except for (A) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (B) liability arising out of conduct that constitutes (i) receipt by him of a financial benefit to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, or (iii) an intentional violation of criminal law; and that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 79-4-8.52 to the same extent to which a director may be entitled to indemnification.

Section 4.01 of the By-laws of the Company provides in pertinent part as follows:

To the fullest extent permitted by law, the Company shall indemnify each person made, or threatened to be made, a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil or criminal, administrative or investigative, and whether by or in the right of the Company or otherwise, by reason of the fact that such person, or such person’s testator or intestate, is or was a director, officer or was an employee of the Company holding one or more management positions through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as “Management Positions”) or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at the request of the Company, against all loss and expense actually or reasonably incurred by him including, without limiting the generality of the foregoing, judgments, fines, penalties, liabilities, sanctions and amounts paid in settlement and attorney’s fees and disbursements actually and necessarily incurred by him in defense of such action or proceeding, or any appeal therefrom. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

In any case in which a director, officer of the Company or employee of the Company holding one or more Management Positions requests indemnification with respect to the defense of any such claim, action, suit or proceedings, the Company may advance expenses (including attorney’s fees) incurred by such person prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of a written undertaking by or on behalf of such person to repay amounts advanced if it shall ultimately be determined that such person was not entitled to be indemnified by the Company under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Company. Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or such person personally obtained an economic benefit including a financial profit or other advantage to which such person was not legally entitled.

Without limiting the generality of the foregoing provision, no former, present or future director or officer of the Company or employee of the Company holding one or more management positions, or his heirs, executors or administrators, shall be liable for any undertaking entered into by the Company or its subsidiaries or affiliates as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any undertaking entered into by the Company due to environmental requirements including all legally enforceable environmental compliance obligations imposed by federal, state or local statute, regulation, permit, judicial or administrative decree, order and judgment or other similar means, or any undertaking entered into by the Company pursuant to any approved Company compliance plan or any federal or state or municipal ordinance which directly or indirectly regulates the Company, or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies or subsidiaries of public utility holding companies.

 The foregoing rights shall not be exclusive of any other rights to which any such director, officer or employee may otherwise be entitled and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring any such expenses and liabilities.

The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

Item 16.    Exhibits.
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Exhibit Number
1.1	—Form of Underwriting Agreement relating to the new Stock.*
1.2	—Form of Underwriting Agreement relating to the Depositary Shares.*
1.3	—Form of Underwriting Agreement relating to the Senior Notes.*
1.4	—Form of Underwriting Agreement relating to the Junior Subordinated Notes.*
4.1
—Senior Note Indenture dated as of May 1, 1998 between the Company and Wells Fargo Bank, National Association, as successor Trustee, and indentures supplemental thereto through March 5, 2012 (Designated in Form 8-K dated May 14, 1998, File No. 0-6849, as Exhibits 4.1, 4.2(a) and 4.2(b), in Form 8-K dated March 22, 2000, File No. 0-6849, as Exhibit 4.2, in Form 8-K dated March 12, 2002, File No. 0-6849, as Exhibit 4.2, in Form 8-K dated April 24, 2003, File No. 0-6849, as Exhibit 4.2, in Form 8-K dated March 3, 2004, File No. 0-6849, as Exhibit 4.2, in Form 8-K dated June 24, 2005, File No. 001-11229, as Exhibit 4.2, in Form 8-K dated November 8, 2007, File No. 001-11229, as Exhibit 4.2 in Form 8-K dated November 14, 2008, File No. 001-11229, as Exhibit 4.2, in Form 8-K dated March 3, 2009, File No. 001-11229, as Exhibit 4.2, in Form 8-K dated October 11, 2011, File No. 001-11229, as Exhibit 4.2(a) and in Form 8-K dated March 5, 2012, File No. 001-11229, as Exhibit 4.2(b)).

4.2	—Form of Supplemental Indenture to Senior Note Indenture to be used in connection with the issuance of Senior Notes.*
4.3	—Form of Subordinated Note Indenture relating to the Junior Subordinated Notes (Designated in Registration Statement No. 333-152895, as Exhibit 4.3).
4.4	—Form of Supplemental Indenture to Subordinated Note Indenture to be used in connection with the issuance of Junior Subordinated Notes.*
4.5
—Articles of Incorporation of the Company, articles of merger of Mississippi Power Company (a Maine corporation) into the Company and articles of amendment to the articles of incorporation of the Company through April 2, 2004 (Designated in Registration No. 2-71540 as Exhibit 4(a)-1, in Form U5S for 1987, File No. 30-222-2 as Exhibit B-10, in Registration No. 33-49320 as Exhibit 4(b)-(1), in Form 8-K dated August 5, 1992, File No. 0-6849, as Exhibits 4(b)-2 and 4(b)-3, in Form 8-K dated August 4, 1993, File No. 0-6849, as Exhibit 4(b)-3, in Form 8-K dated August 18, 1993, File No. 0-6849, as Exhibit 4(b)-3, in the Company’s Form 10-K for the year ended December 31, 1997, File No. 0-6849, as Exhibit 3(e)2, in the Company’s Form 10-K for the year ended December 31, 2000, File No. 0-6849, as Exhibit 3(e)2 and in Form 8-K dated March 3, 2004, File No. 0-6849, as Exhibit 3(e)(2)).

4.6	—Form of certificate of resolution of the Board of Directors of the Company establishing and designating the new Stock.*
4.7	—Form of Deposit Agreement with respect to the Depositary Shares (including the form of Depositary Receipt to be issued thereunder).*
4.8	—Form of Senior Note (included in Exhibit 4.2 above).
4.9	—Form of Junior Subordinated Note (included in Exhibit 4.4 above).
5.1	—Opinion of Balch & Bingham LLP.****
5.2	—Opinion of Troutman Sanders LLP.****
12.1	—Computation of ratio of earnings to fixed charges.***
12.2	—Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).***
23.1	—Consent of Deloitte & Touche LLP.
23.2	—Consent of Balch & Bingham LLP (included in Exhibit 5.1 above).
23.3	—Consent of Troutman Sanders LLP (included in Exhibit 5.2 above).
24.1	—Powers of Attorney and Resolution.***
25.1	—Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Senior Note Indenture Trustee.***
25.2	—Statement of Eligibility under Trust Indenture Act of 1939, as amended, of the Subordinated Note Indenture Trustee.**
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Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

*	To be subsequently filed or incorporated by reference.

**	To be subsequently filed or incorporated by reference or filed separately pursuant to the Trust Indenture Act of 1939, as amended, Section 305(b)(2).
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***	Previously filed in the Company’s Registration Statement on Form S-3 (Registration No. 333-183528), filed on August 24, 2012.

****	Previously filed in the Company’s Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-183528), filed on October 5, 2012.
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Item 17.    Undertakings.

(a)  Undertaking related to Rule 415 offering:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Undertaking related to acceleration of effectiveness:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Subordinated Note Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

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Pursuant to the requirements of the Securities Act of 1933, Mississippi Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 22nd day of October, 2012.
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MISSISSIPPI POWER COMPANY By: EDWARD DAY, VI President and Chief Executive Officer By: /S/ MELISSA K. CAEN Attorney-in-fact

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Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following directors and officers of Mississippi Power Company in the capacities and on the date indicated.
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Signature	Title	Date

EDWARD DAY, VI	President, Chief Executive Officer and Director (Principal Executive Officer)

MOSES H. FEAGIN	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

CYNTHIA F. SHAW	Comptroller (Principal Accounting Officer)

CARL J. CHANEY L. ROYCE CUMBEST CHRISTINE L. PICKERING PHILIP J. TERRELL M. L. WATERS	}	Directors

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By /s/ MELISSA K. CAEN (Melissa K. Caen, Attorney-in-fact)	October 22, 2012
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